EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Pre-Effective Registration Statement on Form S-1 (no. 333-121834) of our report dated March 31, 2005, relating to the financial statements and financial statement schedule of Digital Recorders, Inc. as of December 31, 2004 and for the year then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Raleigh, North Carolina
April 20, 2005